As filed with the Securities and Exchange Commission on November 12, 1996

                             File No. 33-___________
 -------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
             Registration StatementUnder the Securities Act of 1993


                             MAGNUM PETROLEUM, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



State of Nevada                                                 87-0462881
--------------------------------------------------------------------------------
(State or Other Jurisdiction of Incorporation or         (IRS Employer ID No.)
           Organization


           600 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                           Employee Stock Option Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                          Morgan F.Johnston, Secretary,
         600 East Las Colinas Blvd.,Suite 1200, Irving, Texas 75039
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (972) 401-0752
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: X

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
Title of Securities to    Amount to be   Proposed Maximum       Proposed Maximum         Amount of
   be Registered            Registered   Offering Price Per    Aggregate Offering      Registration Fee
                                             Share (1)                Price
====================================================================================================================
     Common Stock          1,200,000         $   4.75             $   5,700,000           $1,965.52
====================================================================================================================

(1) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices of the Common Stock on the American Stock Exchange on November 7, 1996.

   Page 1 of 12 pages contained in the sequential numbering system.
The Exhibit Index may be found on Page 6 of the sequential numbering system.

Item 3.  Incorporation of Certain Documents by Reference.

The following documents are incorporated by reference in to the registration statement:

1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995;

2. The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1996 and June 30, 1996;

3. The Company's Current Reports on Form 8-K dated May 21, 1996, and June 28, 1996; and

4. The Company's amendments to Form 8-K reported on Form 8-K/A filed March 15, 1996, August 14, 1996 and August 16, 1996.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated as by reference herein and to be part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

The description of the Company's common stock which is contained in the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

Item 4.  Description of Securities.

Securities are registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

The validity of the issuance of the securities registered pursuant to this registration statement is being passed upon for the Company by Morgan F. Johnston, Attorney, 12011 Shirestone, Dallas, Texas 75244.

Item 6.  Indemnification of Directors and Officers.

The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances. The Company's by-laws indemnify its Officers and Directors to the full extent permitted by Nevada law. The by-laws with certain exceptions eliminate any personal liability of a Director to the Company or its shareholders for monetary damages for the breach of a Director's fiduciary duty and therefore a Director cannot be held liable for damages to the Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a Director. The Company's Articles provide for indemnification to the full extent permitted under law which includes all liability, damages, and costs or expenses arising from or in connection with service for, employment by, or other affiliation with the Company to the maximum extent and under all circumstances permitted by law. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to , the best interest's of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

Does not apply

Item 8.  Exhibits.

5.1   Opinion of Morgan F. Johnston, Esq. regarding legality (including consent)
24.1  Consent of Hansen, Barnett & Maxwell as Accountants
24.2  Consent of Hein + Associates LLP as Accountants

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

              (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Irving, State of Texas, on the 11th day of November, 1996.

MAGNUM PETROLEUM., INC



BY:    /s/ Gary C. Evans
       ------------------------
       Gary C. Evans, President

Pursuant to the requirements on the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                         Title                                  Date


/s/ Lloyd T. Rochford                             Chairman and Director                  November 11, 1996
-----------------------------------------------
Lloyd T. Rochford


/s/ Gary C. Evans                                 Chief Executive Officer                November 11, 1996
-----------------------------------------------
Gary C.  Evans                                    President and Director


/s/ Matthew C. Lutz                               Vice Chairman and Director             November 11, 1996
-----------------------------------------------
Matthew C. Lutz


/s/ Gerald W. Bolfing                             Director                               November 11, 1996
-----------------------------------------------
Gerald W. Bolfing


/s/ Oscar C. Lindemann                            Director                               November 11, 1996
-----------------------------------------------
Oscar C. Lindemann


/s/ Stanley McCabe                                Director                               November 11, 1996
-----------------------------------------------
Stanley McCabe


/s/ James E. Upfield                              Director                               November 11, 1996
-----------------------------------------------

James E. Upfield


/s/ Steven P. Smart                               Chief Financial Officer                November  11, 1996
-----------------------------------------------
Steven P. Smart


                                  Exhibit Index


                                                                    Sequential
                                                                    Page Number
Exhibit No.                Document                                 Or Location
-----------                --------                                 -----------

5.1       Opinion of Morgan F. Johnston, Esq. regarding                  7
          legality (including consent)
24.1      Consent of Hansen, Barnett & Maxwell as
          Accountants                                                    9
24.2      Consent of Hein + Associates LLP as
          Accountants                                                    11

                                   EXHIBIT 5.1

                            MORGAN F. JOHNSTON, ESQ.
                                5825 STEEPLECHASE
                               PLANO, TEXAS 75093
                                (972) 733-4078

November 11, 1996

Magnum Petroleum, Inc.
600 East Las Colinas Blvd., Suite 1200
Irving, Texas, 75039

    Re:  S-8 Registration Statement

Gentlemen:

    At your request, I have examined the form of Registration Statement, No.333-____, which you have filed on November 12, 1996 with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,200,000 shares of your Common Stock (the "Stock") to be issued upon exercise of options pursuant to the Company's Employee Stock Option Plan (the "Plan").

    In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

     1.   Certificate of Incorporation of the Company, as amended to date;

     2.   Bylaws of the Company, as amended to date;

     3. Certified Resolutions adopted by the Board of Directors of the Company authorizing the Plan and the issuance of the Stock under the Plan;

     4.   The Registration Statement; and

     5.   The form of the Plan.

    I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy of accuracy of such documents and records.

    Based on the foregoing, it is my opinion that the Stock to be sold under the Registration Statement to the plan participants, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, when issued under the Plan or otherwise, will by duly and validly authorized, fully paid and non-assessable.

    I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) covers only matters of Nevada and federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iii) may not be quoted or reproduced or delivered by you to any other person, and (iv) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

    The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.


Very truly yours,

/s/ Morgan F. Johnston
-----------------------
Morgan F. Johnston

                                  EXHIBIT 24.1

                                  EXHIBIT 24.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Magnum Petroleum, Inc.


We have issued our report dated March 26, 1995, except for Note 2 to the consolidated financial statements as to which the date is September 29, 1995, on the consolidated financial statements of Magnum Petroleum, Inc. and subsidiaries as of December 31, 1994 and for the year then ended. We consent to the incorporation by reference of our report in the Registration Statement of Magnum Petroleum, Inc. on Form S-8.



HANSEN, BARNETT & MAXWELL



Salt Lake City, Utah
November 5, 1996

                                  EXHIBIT 24.2

                                  Exhibit 24.2



                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use by incorporation by reference in the Form S-8 Registration Statement and Prospectus of Magnum Petroleum, Inc. of our report, which is dated April 3, 1996, accompanying the consolidated financial statements of Magnum Petroleum, Inc. and our report dated August 2, 1996 accompanying the historical summaries of revenues and direct operating expenses of the properties acquired June 28, 1996.



HEIN + ASSOCIATES LLP
Certified Public Accountants

November 5, 1996
Dallas, Texas